News Release
For more information contact:
Edwin W. Hortman, Jr.
President & Chief Executive Officer
229.890.1111

AMERIS BANCORP ANNOUNCES EXECUTIVE OFFICER

AMERIS BANCORP (NasdaqGS:ABCB), Moultrie, Georgia. Edwin W. Hortman, Jr., President  & Chief Executive Officer, announced today that Marc J. Bogan has accepted the position of Executive Vice President & Chief Operating Officer.  Bogan’s responsibilities will include retail banking services, operations, information technology, and non-core business lines.

The Company’s recently consolidated banking group continues under the direction of C. John Hipp, Banking Group President.

Mr. Hortman commented, “Marc’s addition to our Executive Team will bring added strength to these important areas.  Over the past several years, he has implemented a solid retail banking strategy with a keen focus on financial products, and providing an exceptional customer experience.”

Ameris Bancorp is headquartered in Moultrie, Georgia, and has 47 locations in Georgia, Alabama, northern Florida and South Carolina

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Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.